UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2013

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(703) 433-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

GlobalTrak:

On April 3, 2013, ORBCOMM Inc. (“ORBCOMM” or the “Company”) completed its previously announced acquisition of substantially all of the assets of GlobalTrak, (“GlobalTrak”) a division of System Planning Corporation and a provider of wireless asset and GPS tracking and monitoring products and services to improve logistics and security processes and operations on a global basis (the “GlobalTrak Acquisition”).

The consideration paid by ORBCOMM at the closing of the GlobalTrak Acquisition was equal to the aggregate amount of $2,750,000 in cash (as adjusted by the net working capital adjustment), of which $500,000 was deposited in escrow with a third party escrow agent, which escrowed amount will be available to pay certain indemnification obligations of System Planning Corporation to ORBCOMM. ORBCOMM also assumed certain specified liabilities, generally consisting of current liabilities reflected in the closing working capital calculation.

MobileNet:

On April 1, 2013, ORBCOMM completed its previously announced acquisition of substantially all of the assets of MobileNet, Inc. (“MobileNet”), a provider of wireless asset and GPS tracking and monitoring products and services to the heavy equipment and rail support industries (the “MobileNet Acquisition”).

The consideration paid by ORBCOMM at the closing of the MobileNet Acquisition was equal to the aggregate amount of $5,000,000 (the “Closing Consideration”) in cash and common stock as follows:

(i)	Cash consideration in an amount equal to $3,500,000, as adjusted by the net working capital adjustments;

(ii)	Issuance and delivery to MobileNet of 164,672 shares of ORBCOMM common stock (based on the amount of $750,000 divided by the average 20-day closing price of ORBCOMM common stock on NASDAQ prior to the execution of the Asset Purchase Agreement for the MobileNet Acquisition (the “Average Price”));

(iii)	Issuance and delivery to a third party escrow agent, of 164,672 shares of ORBCOMM common stock (based on the amount of $750,000 divided by the Average Price), which escrowed shares will be available to pay certain indemnification obligations of MobileNet to ORBCOMM; and

(iv)	Assumption of certain specified liabilities, generally consisting of deferred revenue obligations reflected in the closing working capital calculation.

In addition to the Closing Consideration, contingent consideration is payable by ORBCOMM if service revenues attributable to the MobileNet business for either of the two one year periods after the closing are in excess of the specified baseline amount. In that event, ORBCOMM has agreed to pay to MobileNet an amount equal to (i) fifty percent (50%) of the first $2,000,000 of such excess amount for the applicable earnout period and (ii) thirty-five percent (35%) of any amount of such excess amount for the applicable earnout period which is greater than $2,000,000 (the “Earnout Amounts”).

Up to fifty percent (50%) of such payments of the Earnout Amounts, if and when earned, may be paid in shares of ORBCOMM common stock (at the ORBCOMM’s option) valued at the average closing price for the 20 trading days ending on the last trading day of the applicable earnout period on NASDAQ, with the balance payable in cash.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth under Item 2.01 of this Current Report on Form 8-K under the heading “MobileNet” relating to the issuance of ORBCOMM common stock to MobileNet (including the shares held in escrow) on April 1, 2013 are incorporated herein by reference.

The issuance of ORBCOMM common stock to MobileNet (including the shares held in escrow) was pursuant to exemption from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, Company named David A. Dziemian, 56, as its Vice President, Controller and Principal Accounting Officer. Mr. Dziemian has served as the Company’s Vice President, Controller since May 2008. Previously, Mr. Dziemian was controller at Merrimac Industries, Inc.

Since 2006, Robert G. Costantini, Executive Vice President and Chief Financial Officer, also served in the role of principal accounting officer, and Mr. Costantini remains the Company’s principal financial officer.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company will file the required financial statements of the acquired GlobalTrak business in an amendment to this Current Report on Form 8-K within 71 days after the due date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company will file the required pro forma financial statements relating to the GlobalTrak Acquisition in an amendment to this Current Report on Form 8-K within 71 days after the due date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

	By	/s/ Christian Le Brun
		Name:	Christian Le Brun
		Title:	Executive Vice President, General Counsel and Secretary
Date: April 5, 2013